Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated April 24, 2007 (July 5, 2007 as to Note 1) relating to the financial statements of Calgon Carbon Corporation and subsidiaries (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of two new accounting standards), and of our report dated April 24, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 24, 2007 relating to the financial statement schedule incorporated by reference in this Registration Statement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
July 10, 2007